Exhibit 99

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154
414-570-4000
www.midwestairlines.com
Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

March 12, 2007

MIDWEST AIR GROUP’S FEBRUARY PERFORMANCE REPORTS

GROWTH IN TRAFFIC, LOAD FACTOR AND UNIT REVENUE

Midwest Among Industry Leaders in Load Factor Improvement

Milwaukee, Wisconsin, March 12, 2007 – Midwest Air Group, Inc. (AMEX: MEH) today reported February performance data for Midwest Airlines and Midwest Connect. For February, the company was among the industry leaders in load factor improvement, underscoring its commitment to sustainable growth. At the group level, a 6.8% increase in traffic outpaced a 5.0% increase in capacity, resulting in a 1.2 percentage point increase in load factor compared with February 2006. Revenue per total available seat mile increased 4.8% in the same time period.

Midwest Air Group, Inc. – Performance Report
					Two Months Ended
	February				February 28
	2007	2006	% Change		2007	2006	% Change
Midwest Air Group
Scheduled Service Revenue Passenger Miles (000s)	309,151	289,497	6.8		630,139	570,871	10.4
Scheduled Service Available Seat Miles (000s)	429,517	409,164	5.0		909,410	854,982	6.4
Total Available Seat Miles (000s)	432,431	416,427	3.8		916,182	872,355	5.0
Load Factor (%)	72.0%	70.8%	1.2	pts.	69.3%	66.8%	2.5	pts.
Revenue Yield (estimate)	$0.1408	$0.1381	2.0		$0.1381	$0.1376	0.4
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1014	$0.0977	3.7		$0.0957	$0.0918	4.2
Total Revenue per Total ASM (estimate)	$0.1153	$0.1100	4.8		$0.1096	$0.1043	5.1
Number of Flights	8,380	8,406	(0.3)		17,773	17,646	0.7
Into-plane Fuel Cost per Gallon (estimate)	$2.14	$2.00	7.2		$2.08	$2.00	3.9

Midwest Airlines Operations
Origin & Destination Passengers	265,979	252,206	5.5		543,371	498,978	8.9
Scheduled Service Revenue Passenger Miles (000s)	291,792	271,357	7.5		594,197	534,415	11.2
Scheduled Service Available Seat Miles (000s)	401,632	379,876	5.7		850,226	793,200	7.2
Total Available Seat Miles (000s)	404,546	387,027	4.5		856,998	810,319	5.8
Load Factor (%)	72.7%	71.4%	1.2	pts.	69.9%	67.4%	2.5	pts.
Revenue Yield (estimate)	$0.1254	$0.1212	3.4		$0.1231	$0.1210	1.8
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.0911	$0.0866	5.2		$0.0861	$0.0815	5.6
Total Revenue per Total ASM (estimate)	$0.1068	$0.1009	5.9		$0.1016	$0.0958	6.1
Average Passenger Trip Length (miles)	1,097	1,076	2.0		1,094	1,071	2.1
Number of Flights	4,328	4,013	7.8		9,187	8,380	9.6
Into-plane Fuel Cost per Gallon (estimate)	$2.14	$1.99	7.7		$2.08	$1.99	4.1

Midwest Connect Operations
Origin & Destination Passengers	58,532	59,601	(1.8)		120,203	119,867	0.3
Scheduled Service Revenue Passenger Miles (000s)	17,359	18,140	(4.3)		35,942	36,456	(1.4)
Scheduled Service Available Seat Miles (000s)	27,885	29,288	(4.8)		59,183	61,781	(4.2)
Total Available Seat Miles (000s)	27,885	29,401	(5.2)		59,183	62,035	(4.6)
Load Factor (%)	62.3%	61.9%	0.3	pts.	60.7%	59.0%	1.7	pts.
Revenue Yield (estimate)	$0.4002	$0.3902	2.6		$0.3861	$0.3809	1.4
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.2491	$0.2417	3.1		$0.2345	$0.2248	4.3
Total Revenue per Total ASM (estimate)	$0.2851	$0.2724	4.7		$0.2701	$0.2557	5.6
Average Passenger Trip Length (miles)	297	304	(2.6)		299	304	(1.7)
Number of Flights	4,052	4,393	(7.8)		8,586	9,266	(7.3)
Into-plane Fuel Cost per Gallon (estimate)	$2.11	$2.03	3.7		$2.08	$2.03	2.2

Note: All statistics exclude charter operations except total available seat miles, total revenue per total available seat miles and into-plane fuel cost. Numbers may not recalculate due to rounding.

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering primarily to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Skyway Airlines, Inc. – Midwest’s wholly owned subsidiary – operates as Midwest Connect and offers connections to Midwest Airlines as well as point-to-point service between select markets on regional jet and turboprop aircraft. Together the airlines offer service to 49 cities. Visit http://www.midwestairlines.com for more information.

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